QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 4.9

MARKWEST ENERGY PARTNERS, L.P.

MARKWEST ENERGY FINANCE CORPORATION

and

the Subsidiary Guarantors named herein

6.875% SENIOR NOTES DUE 2014

FIRST SUPPLEMENTAL INDENTURE
DATED AS OF FEBRUARY 2, 2005

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Trustee

        This SUPPLEMENTAL INDENTURE, dated as of February 2, 2005 is among MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), MarkWest Energy Finance Corporation, a Delaware corporation ("MarkWest Finance" and, together with the Partnership, the "Issuers"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Subsidiary Guarantors") and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

        WHEREAS, the Issuers, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of October 25, 2004 (the "Indenture"), pursuant to which the Issuers have issued $225,000,000 in principal amount of 6.875% Senior Notes due 2014 (the "Notes");

        WHEREAS, Section 9.01(d) of the Indenture provides that the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantors pursuant to Section 4.13 or 5.01(c) thereof, without the consent of the Holders of the Notes; and

        WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

        NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

        Section 1.01.    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

        Section 1.02.    This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

        From this date, in accordance with Section 4.13 or 5.01(c) and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

        Section 3.01.    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

        Section 3.02.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

        Section 3.03.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        Section 3.04.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

2

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Issuers:
MARKWEST ENERGY PARTNERS, L.P.
By:	MARKWEST ENERGY GP, L.L.C., its general partner
	By:	/s/ ANDREW L. SCHROEDER
Name: Andrew L. Schroeder
Title: Vice President
MARKWEST ENERGY FINANCE CORPORATION
By:	/s/ ANDREW L. SCHROEDER
Name: Andrew L. Schroeder
Title: Vice President

3

Subsidiary Guarantors:

MARKWEST ENERGY OPERATING COMPANY, L.L.C.
BASIN PIPELINE L.L.C.
WEST SHORE PROCESSING COMPANY, L.L.C.
MARKWEST ENERGY APPALACHIA, L.L.C.
MARKWEST TEXAS GP, L.L.C.
MW TEXAS LIMITED, L.L.C.
MARKWEST MICHIGAN PIPELINE COMPANY, L.L.C.
MARKWEST WESTERN OKLAHOMA GAS COMPANY, L.L.C.
By:	/s/ ANDREW L. SCHROEDER
Name: Andrew L. Schroeder
Title: Vice President

MARKWEST POWER TEX L.P.
MARKWEST PINNACLE L.P.
MARKWEST PNG UTILITY L.P.
MARKWEST TEXAS PNG UTILITY L.P.
MARKWEST BLACKHAWK L.P.
MARKWEST NEW MEXICO L.P.
MARKWEST ENERGY EAST TEXAS GAS COMPANY L.P.
MARKWEST PIPELINE COMPANY, L.P.
By:	MARKWEST TEXAS GP, L.L.C., its general partner
	By:	/s/ ANDREW L. SCHROEDER
Name: Andrew L. Schroeder
Title: Vice President
Trustee:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ MELISSA A. SCOTT
Name: Melissa A. Scott
Title: Vice President

4

QuickLinks

  EXHIBIT 4.9